3217664363 1 Power of Attorney The undersigned, as a reporting person of Sibanye Stillwater Limited (the "Company") under Section 16 of the Securities Exchange Act of 1934 (“Section 16”), hereby constitutes and appoints Lerato Matlosa, employed by the Company, and Igor Rogovoy and Alexander Whitman, each a lawyer of Linklaters LLP, and each of them, as the undersigned’s true and lawful attorney-in-fact (each, an “Attorney-in-Fact”) with full power and authority as hereinafter described, in the name, place and stead and on behalf of the undersigned, to: 1. prepare, execute and file in the undersigned’s name and on the undersigned's behalf, on EDGAR a Form ID, including amendments thereto (“Form ID”), and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the U.S. Securities and Exchange Commission (the "SEC"); 2. complete, execute and file in the undersigned’s name and on the undersigned's behalf, Forms 3, 4 and 5 and any other forms or documents that may be required, and all amendments thereto, with the SEC (the “Filings”); 3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the preparation and timely filing on EDGAR of the Form ID or the preparation and timely filing of any Filing with the SEC; and 4. take any other action at any time whatsoever in connection with the foregoing which, in the opinion of the Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned. The undersigned hereby ratifies and confirms that the Attorney-in-Fact shall have full power to make and substitute any one or more attorneys-in-fact in their place and stead. The term “Attorney-in-Fact” as used herein shall include any and all such substitute attorneys-in-fact. The undersigned hereby ratifies and confirms all actions that said Attorneys-in-Fact shall undertake or cause to be undertaken by virtue hereof. The undersigned acknowledges that the foregoing Attorneys- in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16. It is understood that the Attorney-in-Fact does not assume any responsibility or liability to the undersigned, the Company or any other person. Neither the Attorney-in-Fact, nor the Company shall be liable for any error of judgment or for any act undertaken or omitted or for any mistake of fact or law. No implied duties or obligations shall be read into this power of attorney (“Power of Attorney”) against either the Attorney-in-Fact or the Company. This Power of Attorney and all authority conferred hereby shall not be terminated by operation of law, whether by the death or incapacity of the undersigned or by occurrence of any other event. Actions undertaken by an Attorney-in-Fact pursuant to this Power of Attorney shall be as valid as if any event described in the preceding sentence had not occurred, whether or not the Attorney-in-Fact shall have

3217664363 2 received notice of such event. Notwithstanding the foregoing, the undersigned may terminate or revoke this Power of Attorney at any time in writing delivered to the Company. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of February, 2026. Printed name of undersigned: Peter James Hancock Signature of undersigned: _______________________________ State of: New York County of: New York Subscribed and affirmed before me this 26th day of February, 2026. This electronic notarization involved a remote online appearance involving the use of communication technology. Name of Notary: Mary Saragoussi Notary Signature: Notary Seal to be Placed Here: Notarized online using audio-video communication